Exhibit 23.7

CONSENT OF Charles L. Morgan

94-452 Mulehu Street

Mililani HI 96789

USA

808-295-0582 | charles@moanahohonu.com

Date: June 30, 2026

Consent to Use of Technical Report Summary under Regulation S-K Subpart 1300 Regarding Amendment No. 1 to Form S-4 filed by Odyssey Marine Exploration, Inc. (the “Company”)

I, Charles Lowell Morgan, in connection with the Company’s Amendment No. 1 to Registration Statement on Form S-4 to be filed on or about June 30, 2026 (together with any amendments thereof, the “Amended Form S-4”) consent to the filing by the Company and use of the technical report summary titled “S-K 1300 TECHNICAL REPORT SUMMARY (TRS) FOR AOM AREA-1”, with an effective date of report and issuance of June 21, 2026, (the “Technical Report Summary”) that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”), as an exhibit to and referenced in the Company’s Amended Form S-4;

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the use of, reference to, any extracts from or a summary of the of information from the Technical Report Summary in the Amended Form S-4 and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and that was reviewed and approved by us, that is included or incorporated by reference in the Amended Form S-4.

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the use of my name, qualifications, professional designations, Moana Hohonu Consulting, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), and technical opinions in connection with the Technical Report Summary and the Amended Form S-4.

I am responsible for the preparation of, and this consent pertains to, the Technical Report Summary. I certify that we have read the Amended Form S-4 and that it fairly and accurately represents the information in the Technical Report Summary for which it is responsible.

/s/ Charles L. Morgan

Charles Lowell Morgan, Principal

Qualified Person (as defined in Regulation S-K Subpart 1300)

SME Registered Member #4041112

Moana Hohonu Consulting LLC